RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       EFFECTIVE MANAGEMENT SYSTEMS, INC.


                  Pursuant  to  Section  180.1007  of  the  Wisconsin   Business
Corporation Law, these Restated Articles of Incorporation shall supersede and take the place of the corporation's heretofore existing Articles of Incorporation and all amendments thereto.

                                   ARTICLE 1

          The name of the corporation is Effective Management Systems, Inc.

                                    ARTICLE 2

          The period of existence of the corporation shall be perpetual.

                                    ARTICLE 3

          The purpose of the corporation is to engage in any lawful business or purpose whatever for which corporations may be organized under the Wisconsin Business Corporation Law.

                                    ARTICLE 4

          The aggregate number of shares which the corporation shall have the authority to issue shall be 23,000,000 shares, consisting of: (i) 20,000,000 shares of a class designated as "Common Stock," with a par value of $.01 per share; and (ii) 3,000,000 shares of a class designated as "Preferred Stock," with a par value of $.01 per share. Upon the effectiveness of these Restated Articles of Incorporation, each issued and outstanding share of Common Stock, $.20 par value per share, of the corporation held of record by each shareholder of the corporation immediately prior to such effectiveness and each share held in the corporation's treasury shall automatically and without need of any further action on the part of any shareholder be reclassified into thirty-five
(35) shares of Common Stock, with a par value of $.01 per share.

          The designation, relative rights, preferences and limitations of the shares of each class and the authority of the Board of Directors of the corporation to establish and to designate series of Preferred Stock and to fix variations in the relative rights, preferences and limitations as between such series, shall be as set forth herein.

          A. Preferred Stock.

          (1) Series and Variations Between Series. The Board of Directors of the corporation is authorized, to the full extent permitted under the Wisconsin Business Corporation Law and the provisions of this Section A, to provide for the issuance of the

Preferred Stock in series, each of such series to be distinctively designated, and to have such redemption rights, dividend rights, rights on dissolution or distribution of assets, conversion or exchange rights, voting powers, designations, preferences and relative participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof as shall be provided by the Board of Directors of the corporation consistent with the provisions of this Article 4.

          (2) Dividends. Before any dividends shall be paid or set apart for payment upon shares of Common Stock, the holders of each series of Preferred Stock shall be entitled to receive dividends at the rate (which may be fixed or variable) and at such times as specified in the particular series. The holders of shares of Preferred Stock shall have no rights to participate with the holders of shares of Common Stock in any distribution of dividends in excess of the preferential dividends, if any, fixed for such Preferred Stock.

          (3) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of shares of each series of Preferred Stock shall be entitled to receive out of the assets of the corporation in money or money's worth the preferential amount, if any, specified in the particular series for each share at the time outstanding together with all accrued but unpaid dividends thereon, before any of such assets shall be paid or distributed to holders of Common Stock. The holders of Preferred Stock shall have no rights to participate with the holders of Common Stock in the assets of the corporation available for distribution to shareholders in excess of the preferential amount, if any, fixed for such Preferred Stock.

          (4) Voting Rights. The holders of Preferred Stock shall have only such voting rights as are fixed for shares of each series by the Board of Directors pursuant to this Section A or are provided, to the extent applicable, by the Wisconsin Business Corporation Law.

          (5) Series A 8% Convertible Redeemable Preferred Stock.

               (i) Designation and Amount. There is hereby created a series of Preferred Stock which shall be designated as the "Series A 8% Convertible Redeemable Preferred Stock" (hereinafter referred to as the "Series A"); the number of shares constituting such series shall be 7,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A to a number less than the number of shares then outstanding.

               (ii) Dividends.

                    (a) Cumulative Dividends. From and after the date of issuance of any shares of Series A, the holders of the Series A shall be entitled to receive in cash, cumulative preferential dividends at the rate of eight (8%) percent per annum, payable quarterly on January 2, April 1, July 1, and October 1 of each year to holders of record of Series A as of the fifteenth
(15th) day of the month immediately preceding the month in which a quarterly dividend is due (each a "Dividend Record Date"). Notwithstanding the foregoing, the first dividend payment date with respect to the Series A shall be January 2, 1999, which dividend shall be paid on a pro rata basis for the period such shares of Series A are outstanding. In the event that the corporation cannot, as determined by the corporation's Board of Directors in its sole discretion, pay dividends in cash on any dividend payment date, the corporation shall pay dividends in shares of Series A valued at eighty (80%) percent of the lesser of: (i) $1,000 and (ii) the Market Price (as defined below) of the Common Stock (as defined below) on the relevant Dividend Record Date multiplied by the quotient of (a) $1,000 and
(b) the Conversion Price (as defined below). Commencing with the quarterly period beginning January 2, 2002, the annual dividend rate will increase each quarterly period by 2% up to a maximum annual dividend rate of 18% (e.g., the annual dividend rate for the quarterly period commencing January 2, 2002 will be 10% and the annual dividend rate for the quarterly period commencing April 1, 2002 will be 12%).

                    (b) Preference of Dividends. In the event that dividends shall not have been fully paid, or declared and set apart for payment on all shares of Series A, the amount of the deficiency (without interest) shall be fully paid before any dividends shall be declared or paid on any shares of the corporation's Common Stock, $.01 par value per share (the "Common Stock"), or any other equity security which is junior to the Series A. If any dividends are paid on any of the Series A at any time in an aggregate amount less than the total dividends then accumulated and payable on all shares of Series A entitled to dividends then outstanding, the amount to be distributed shall be paid on each share of Series A entitled to dividends in the proportion that the dividends then accumulated and payable on each such share bears to the total dividends accumulated and payable on all outstanding shares of Series A entitled to dividends.

                    (c) Date of Payment. In any case where the due date for the payment of dividends on the Series A shall be on a day on which banking institutions in the United States are authorized or obligated by law to close, the payment of dividends need not be made on such date, but may be made on the next succeeding day which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date of such payment, and dividends shall accrue and be paid for the period through and including the date of payment.

               (iii) Priority. All shares of the Series A shall rank on a parity with each other and shall be preferred to the Common Stock and, except as expressly provided below in this Section (iii), any other class of stock of the corporation, as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the corporation. The corporation shall have the right to create other classes of Preferred Stock which shall rank below the Series A without the consent of the holders of the Series A. The holders of the Series A shall be entitled to vote as a separate class on the issuance of any class of equity securities which ranks equal to or senior to the Series A; provided, however, that should the corporation issue and sell prior to September 30, 1998 at least 1,000 shares of Series A and, at any time thereafter through September 30, 1998, subject to the right of the corporation and its placement agent to extend such date by up to an additional thirty (30) days, the corporation and its placement agent agree in writing to sell equity securities for an aggregate sale price equal to or less than the difference between $5 million and the aggregate purchase price for the number of shares of Series A sold, with different terms than the Series

A (the "Other Securities"), the corporation shall have the right, without the approval of the holders of the Series A, to sell the Other Securities and to have such Other Securities rank equal in priority to the Series A.

               (iv) Voluntary Conversion Rights.


                    (a) Voluntary Conversion. Each holder of Series A shall have the right, at any time and from time to time, at the holder's option, to convert all or any portion of such holder's shares of Series A into fully paid and non-assessable (except as otherwise provided by the Wisconsin Business Corporation Law) shares of Common Stock at the Conversion Price in effect at the time of conversion, each share of the Series A being taken at $1,000 per share for the purposes of such conversion. The initial Conversion Price is $3.50 per share of Common Stock ("Initial Conversion Price"). The Initial Conversion Price shall be adjusted as provided for below in Section (vi) (the Initial Conversion Price and the Initial Conversion Price as thereafter then adjusted shall be referred to as the "Conversion Price"). Upon each adjustment of the Conversion Price, the holders of the Series A shall thereafter be entitled to receive upon conversion, at the Conversion Price, the number of shares of Common Stock obtained by multiplying $1,000 times the number of shares of Series A being converted and dividing such product by the Conversion Price.

                    (b) Method of Conversion. In order to convert shares of the Series A into Common Stock, the holder thereof shall surrender the certificates representing the Series A to be converted, duly endorsed in blank, at the principal office of the corporation or its transfer agent, if any, or at such other office or offices, located in the United States as the Board of Directors may designate by written notice to all holders of Series A shares, and give written notice to the corporation at said office that the holder elects to convert said shares of Series A. Shares of the Series A shall be deemed to have been converted as of the date (hereinafter called the "Conversion Date") of receipt by the corporation of the surrendered shares of Series A for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. As soon as practicable on or after the Conversion Date but in no event more than five (5) business days thereafter, the corporation will deliver by Federal Express or other nationally recognized overnight delivery service to the address of the holder who submitted the Series A for conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same and a check representing all accrued and unpaid dividends on the Series A so converted through the Conversion Date.

               (v) Forced Conversion. The corporation shall have the right to force conversion of all, but not less than all, of the Series A into shares of Common Stock; provided, however, that on the day that notice of forced conversion is given (the "Forced Conversion Notice Date") and on the Forced Conversion Date (as defined below) the following conditions are satisfied: (a) the Common Stock issued and/or issuable upon conversion of the Series A has been registered for resale pursuant to the Securities Act of 1933, as amended (the "Act"), and such registration is then currently effective; and (b) the average of the closing bid price of the Common Stock as listed on the National Association of Securities Dealers Automated Quotation System, the New York Stock Exchange, the American Stock Exchange or wherever the Common Stock then trades (hereinafter, the "Market"), is at least 175% of the Conversion Price for twenty
(20) trading days within any thirty (30) consecutive trading day period ending no more than ten (10) days prior to the Forced Conversion Notice Date. Any notice of forced conversion must be given to all holders no less than thirty
(30) days nor more than forty-five (45) days prior to the date set forth for conversion (the "Forced Conversion Date"). On the Forced Conversion Date, the corporation shall pay to all registered holders of the Series A all accrued and unpaid dividends through and including the Forced Conversion Date. In the event that the Board of Directors of the corporation approves a transaction whereby the holders of the Common Stock would be paid a per share price equal to or in excess of 175% of the Conversion Price (the "Sale Event") and the Forced Conversion Notice Date and on the Forced Conversion Date the condition set forth in Section (v)(a) above has been satisfied, the corporation can require all holders of the Series A to convert their shares of Series A into shares of Common Stock immediately prior to the closing of the Sale Event. Notwithstanding anything to the contrary, holders of Series A shall not have the right to vote together with the holders of Common Stock, or as a separate class, on whether to approve the Sale Event (although a holder of Series A that voluntarily converts shares of Series A into Common Stock prior to the record date for the shareholders' meeting to vote on the Sale Event would be entitled to vote such shares of Common Stock) during the 150-day period following the Forced
Conversion Notice Date because it shall be deemed for all purposes relating to the approval of the Sale Event, including for purposes of the Wisconsin Business Corporation Law, that the Series A is no longer outstanding during such period and that the only rights of the Series A shall be to receive shares of Common Stock upon consummation of the forced conversion. In the event that the foregoing sentence is determined not to eliminate the voting rights of the Series A (either class voting rights or the right to vote with the Common Stock) with respect to a Sale Event, the holders of the Series A shall be deemed to have granted the President and the Secretary of the corporation (and each of them individually) an irrevocable proxy for such 150-day period to vote the Series A held by each such holder for the approval of the Sale Event. In the event that the Sale Event would result in the holders of the Series A receiving securities, it is a condition to the corporation's right to force conversion resulting from a Sale Event that the securities to be received by the holders of the Series A are registered under the Act and are freely transferable.

               (vi) Adjustments to Conversion Price. The Conversion Price shall be adjusted as follows:

                    (a) Amendment to the Restated Articles of Incorporation. In the case of any amendment to the Restated Articles of Incorporation of the corporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or to provide for a division of the Common Stock, the Series A shall be adjusted so as to provide that upon conversion thereof the holder shall receive, in lieu of shares of Common Stock theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by such holder issuable upon such conversion had the conversion occurred immediately prior to such designation, change or division. The Series A shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
(vi). The provisions of this Section (vi)(a) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                    (b) Stock Splits; Stock Dividends. If the corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                    (c) Issuance of Additional Securities. In case the corporation shall, through either a private placement or a public offering (but other than pursuant to options granted under the corporation's directors' and employee stock option and stock purchase plans or shares or options issued in an acquisition or shares issuable pursuant to the exercise of warrants outstanding on August 19, 1998), issues shares of Common Stock, or options to purchase Common Stock or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock at a price (such consideration, if other than cash, as determined by the Board of Directors) less than the then Market Price (as defined below) on the date of sale, the Conversion Price then in effect shall automatically be reduced by multiplying the then Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, sale or distribution plus the number of shares of Common Stock which the aggregate consideration received or to be received by the corporation for such issuance, sale or distribution would purchase at the Market Price per share, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such issuance, sale or distribution. The term "Market Price" shall mean the average closing bid price on the Market for the ten (10) consecutive trading days immediately prior to the date in question. Notwithstanding the foregoing, in no event shall the Conversion Price ever be increased as a result of this Section (vi)(c).

                    (d) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the corporation, or any consolidation or merger of the corporation with another corporation or other entity, or the sale of all or substantially all of the corporation's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section (vi)(d)), lawful and adequate provisions shall be made whereby the holders of Series A shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common

Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series A had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and the number of shares of Common Stock receivable upon the conversion of Series A) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof (including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger; provided, however, that the Conversion Price shall not be reduced under this Section (vi)(d) by more than thirty (30%) percent). Subject to the terms of the Series A, in the event of a merger or consolidation of the corporation with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to holders of Common Stock is greater or lesser than the number of shares of Common Stock of the corporation outstanding immediately prior to such merger or consolidation, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation or other entity (if other than the corporation) resulting from such consolidation or merger or the corporation or other entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holders, the obligation to deliver to such holders such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive or otherwise acquire. If a purchase tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock, the corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of Series A shall have been given a reasonable opportunity to then elect to receive upon the conversion of Series A, the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock of the corporation in accordance with such offer.

                    (e) Change of Control. In case the corporation shall, at any time prior to conversion of the shares of Series A, consolidate or merge with any other corporation or other entity (where the corporation is not the surviving entity) or transfer all or substantially all of its assets to any other corporation or other entity, then the corporation shall, as a condition precedent to such transaction, cause effective provision to be made so that the holders of the Series A upon the conversion of the Series A after the effective date of such transaction shall be entitled to receive the kind and amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by a holder of the number of shares of Common Stock as to which each share of Series A was convertible immediately prior to such transaction (without giving effect to any restriction upon such conversion); and, in any such case, appropriate provision shall be made with respect to the rights and interest of the holders of Series A to the end that the provisions of the Series A shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon conversion of the Series A. Upon the occurrence of any event described in this Section (vi)(e), the holders of the Series A shall have the right to (i) convert into shares of Common Stock immediately prior to such event at a Conversion Price equal to the lesser of (1) the then Conversion Price or (2) the price per share of Common Stock paid in such event; provided, however, that the Conversion Price shall not be reduced under this Section (vi)(e)(2) by more than thirty (30%) percent, or (ii) retain ownership of the shares of Series A, in which event, appropriate provisions shall be made so that the shares of Series A shall be convertible at the holder's option into shares of stock, securities or other equity ownership of the surviving or acquiring entity.

                    (f) Record of Conversion Price. Whenever the shares of Common Stock or other types of securities or assets receivable upon conversion of the Series A shall be adjusted as provided in this Section (vi), the corporation shall forthwith obtain and file with its corporate records a certificate or letter from a firm of independent public accountants of recognized standing setting forth the computation and the adjusted number of shares of Common Stock or other securities or assets resulting from such adjustments, and a copy of such certificate or letter shall be mailed to the holders of the Series A. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by any holders of the Series A on any day during normal business hours.

                    (g) Notice. In case:

                              i the corporation shall declare a dividend (or any other distribution) on its Common Stock payable in Common Stock; or

                              ii        the corporation shall declare a dividend
                                        (or  any  other   distribution)  on  its
                                        Common Stock payable in cash; or

                              iii any reclassification of Common Stock or any consolidation, merger, conveyance of the property of the corporation as an entirety, or substantially as an entirety, dissolution, liquidation or winding up shall be effected by the corporation;

then the corporation shall mail, or cause to be mailed by the corporation's transfer agent, if any, for the Series A to the holders of record of the outstanding shares of the Series A, at least thirty (30) days, but not more than sixty (60) days, prior to the applicable record date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or right are to be determined, or (B) the date on which such reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange the certificates representing their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up.

                (vii) Reservation of Shares of Common Stock.

                    (a) Reservation of Shares. The corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of the Series A, the full number of shares of Common Stock then deliverable upon the conversion of all shares of the Series A then outstanding. If shares of the Common Stock of the corporation are listed on any securities exchange, the corporation shall make application for the listing thereon, on notice of issuance, of the shares of Common Stock deliverable upon the conversion of the outstanding shares of the Series A and shall use its best efforts to effect such listing.

                    (b) Fractional Shares. No fractional shares of Common Stock are to be issued upon conversion. The corporation shall pay a cash adjustment in respect to any fraction of a share which would otherwise be issuable, in an amount equal to the fair market value of the Common Stock which shall be the same fraction of the closing bid price per share at which the Common Stock was sold on the Market prior to the opening of business on the Conversion Date, or if no sale of such stock takes place on such day on the Market, the average of the closing bid and asked prices on such day as officially quoted on the Market. If the Common Stock is not then publicly traded, fair market value shall be determined in good faith by the corporation's Board of Directors.

                    (c) Transfer Taxes. The corporation will pay any and all transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of the Series A pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the Series A so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

                    (d) Common Stock. For the purpose of this Section (vii), the term "Common Stock" shall include any stock of any class of the corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, and which is not subject to redemption by the corporation. Shares of Common Stock shall be only such shares which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation and which are not subject to redemption by the corporation.

                    (e) Status of Common Stock. All Common Stock that may be issued upon conversion of the Series A will, upon issuance, be duly issued, fully paid and non-assessable (except as otherwise provided by the Wisconsin Business Corporation Law) and free from all taxes, liens and charges with respect to the issuance thereof (except to the extent resulting from the holder's own circumstances, actions or omissions).

                (viii) Voting.

                    (a) Voting. The holders of the Series A shall be entitled to vote, on all matters in which holders of Common Stock are entitled to vote, voting together with the Common Stock and the Other Securities, if any, without regard to class. The holders of the Series A shall have the number of votes that they would have had assuming conversion of the Series A into Common Stock as of the record date for the meeting of the holders of Common Stock with fractional shares being disregarded. The holders of the Series A shall be entitled to receive all communications sent by the corporation to the holders of Common
Stock. Except as provided in Section (viii)(c) below or by the Wisconsin Business Corporation Law, holders of shares of the Series A shall not be entitled to vote as a separate class.

                    (b) No Cumulative Voting. The holders of shares of the Series A shall not have the right of cumulative voting in an election of directors.

                    (c) Voting as a Separate Class. The corporation shall not, without the consent (given by vote at a meeting called for that purpose or by written consent) of the holders of a majority of the shares of the Series A and the Other Securities, if any, then outstanding, voting together as a separate class:

                             i create, authorize or issue any stock or other equity security ranking equal to or senior to the Series A and the Other Securities as to dividends or distributions, or any obligation or security convertible into shares of any such senior stock, except as set forth in Section (ii) above; or

                              ii amend, alter, change, or repeal any of the express terms of the Series A or the Other Securities.

                (iv) Redemption.

                    (a) Redemption. Commencing three (3) years following the last issuance of the shares of Series A, the corporation may redeem the Series A in whole at any time at the option of the corporation by resolution of its Board of Directors, at a redemption price of $1,000 per share, plus accrued and unpaid dividends, if any, to the date fixed for redemption.

                    (b) Notice of Redemption. Notice of redemption of the shares of the Series A shall be given by certified mail, return receipt requested, postage prepaid, not less than thirty (30) nor more than forty-five (45) days prior to the date fixed for redemption, to each holder of the Series A, at each holder's last address appearing on the books of the corporation; but no failure to receive such a notice by any holder, so long as mailed in accordance with the provisions herein, shall affect the validity of the proceedings for the redemption of any shares of the Series A so to be redeemed. Each notice of redemption of shares of the Series A shall state:

                              (i)       the redemption date,

                              (ii)      the redemption price,

                              (iii) the Conversion Price on the date of the notice,

                              (iv) that on the redemption date the redemption price will become due and payable upon each share of the Series A to be redeemed and the right to convert each such share shall cease as of the close of business on the redemption date, unless default shall be made in the payment of the redemption price, and

                              (v) the place or places where certificates for such shares of the Series A to be redeemed are to be surrendered for
                                        conversion   or  for   payment   of  the
                                        redemption price.

                    (c) Conversion Prior to the Redemption. At any time prior to the redemption date, each holder of the Series A shall be entitled to convert all or any portion of such holder's Series A into Common Stock based on the Conversion Price.

                    (d) Rights Following Redemption. If notice of redemption shall have been duly given as provided in Section (ix)(b), and if, on the redemption date, funds necessary for such redemption have been deposited in trust with a bank or trust company, or have been set aside, in trust, by the corporation, for the purpose of redeeming shares of the Series A, the shares of the Series A called for redemption shall, as of the close of business on the redemption date, no longer be transferable on the books of the corporation and shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares so called for redemption shall terminate, except only the right of the holders thereof to receive the redemption price, without interest thereon, upon surrender of the certificates for such shares.

                    (e) Cancellation of Shares. Shares of the Series A redeemed pursuant to this Section (ix) or otherwise reacquired by the corporation shall be deemed cancelled and thereafter shall constitute authorized and unissued shares of Preferred Stock, undesignated as to series, subject to reissuance by the corporation as shares of any series of Preferred Stock.

               (x) Liquidation.

                    (a) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation (hereinafter collectively called "liquidation"), before any amount shall be paid to or set aside for, or any assets shall be distributed among, the holders of shares of Common Stock or of any other equity security of the corporation other than the Other Securities, each holder of a share of the Series A shall be entitled to receive out of the assets of the corporation or the proceeds thereof, a preferential payment in an amount equal to $1,000 per share, plus the amount of accrued and unpaid dividends on such share, if any, and no more.

                    (b) Proportional Rights. In the event the amount available for distribution as liquidation preference payments to holders of the Series A and any other stock ranking on a parity therewith (including the Other Securities, if any) is insufficient to pay the full amount of their respective preferences, such amount shall be divided among and paid to such holders ratably in proportion to the respective amounts which would be payable to such holders if their respective liquidation preferences were to be paid in full.

                    (c) Insufficient Funds. In the event any liquidation preference payment to be made on the shares of the Series A shall amount in the aggregate to less than $1,000 per share plus accrued and unpaid dividends, the corporation in its discretion may require the surrender of certificates for shares of the Series A and issue a replacement certificate or certificates, or it may require the certificates evidencing the shares in respect of which such payments are to be made to be presented to the corporation, or its agent, for notation thereon of the amounts of the liquidation preference payments made in respect of such shares. In the event a certificate for shares of the Series A on which payment of one or more partial liquidation preferences has been made is presented for exchange or transfer, such new certificate shall bear an appropriate notation as to the aggregate amount of liquidation preference payments theretofore made in respect thereof.

                    (d) Merger or Sale. Neither the consolidation or merger of the corporation with or into any other corporation or other entity, nor the sale or transfer by the corporation of all or any part of its assets, shall be deemed to be a liquidation of the corporation for the purposes of this Section (x).

               (xi) Replacement Certificates.

                    (a) Mutilated Certificate. If any mutilated certificate of Series A is surrendered to the corporation, the corporation shall execute and deliver in exchange therefor a new certificate for Series A of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                    (b) Destroyed, Lost or Stolen Certificate. If there is delivered to the corporation (i) evidence to its reasonable satisfaction of the destruction, loss or theft of any certificate of Series A and (ii) such reasonable security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the corporation that such certificate of Series A has been acquired by a bona fide purchaser, the corporation shall execute and deliver in lieu of any such destroyed, lost or stolen certificate of Series A, a new certificate of Series A of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                    (c) Status of New Certificate. Upon the issuance of any new certificate of Series A under this Section (xi), the corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Every new certificate of Series A issued pursuant to this Section (xi), in lieu of any destroyed, lost or stolen certificate of Series A, shall constitute an original additional contractual obligation of the corporation, whether or not the destroyed, lost or stolen certificate of Series A shall be at any time enforceable by anyone. Any new certificate for Series A delivered pursuant to this Section (xi), shall be so dated that neither gain nor loss in interest shall result from such exchange. The provisions of this Section (xi) are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen certificates of Series A.

           (6) Series B 8% Convertible Redeemable Preferred Stock.

               (i) Designation and Amount. There is hereby created a series of Preferred Stock which shall be designated as the "Series B 8% Convertible Redeemable Preferred Stock" (hereinafter referred to as the "Series B"); the number of shares constituting such series shall be 5,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B to a number less than the number of shares then outstanding.

               (ii) Dividends.

                    (a) Cumulative Dividends. From and after the date of issuance of any shares of Series B, the holders of the Series B shall be entitled to receive in cash, cumulative preferential dividends at the rate of eight (8%) percent per annum, payable quarterly on January 2, April 1, July 1, and October 1 of each year to holders of record of Series B as of the fifteenth
(15th) day of the month immediately preceding the month in which a quarterly dividend is due (each a "Dividend Record Date"). The first dividend payment date with respect to the Series B shall be January 2, 1999, which dividend shall be paid on a pro rata basis for the period such shares of Series B are outstanding. In the event that the corporation cannot, as determined by the corporation's Board of Directors in its sole discretion, pay dividends in cash on any dividend payment date, the corporation shall pay dividends in shares of Series B valued at eighty (80%) percent of the lesser of: (i) $1,000 and (ii) the Market Price (as defined below) of the Common Stock (as defined below) on the relevant Dividend Record Date multiplied by the quotient of (a) $1,000 and (b) the Conversion Price (as defined below). Commencing with the quarterly period beginning January 2, 2002, the annual dividend rate will increase each quarterly period by 2% up to a maximum annual dividend rate of 18% (e.g., the annual dividend rate for the quarterly period commencing January 2, 2002 will be 10% and the annual dividend rate for the quarterly period commencing April 1, 2002 will be 12%).

                    (b) Preference of Dividends. In the event that dividends shall not have been fully paid, or declared and set apart for payment on all shares of Series B, the amount of the deficiency (without interest) shall be fully paid before any dividends shall be declared or paid on any shares of the corporation's Common Stock, $.01 par value per share (the "Common Stock"), or any other equity security which is junior to the Series B. If any dividends are paid on any of the Series B at any time in an aggregate amount less than the total dividends then accumulated and payable on all shares of Series B entitled to dividends then outstanding, the amount to be distributed shall be paid on each share of Series B entitled to dividends in the proportion that the dividends then accumulated and payable on each such share bears to the total dividends accumulated and payable on all outstanding shares of Series B entitled to dividends.

                    (c) Date of Payment. In any case where the due date for the payment of dividends on the Series B shall be on a day on which banking institutions in the United States are authorized or obligated by law to close, the payment of dividends need not be made on such date, but may be made on the next succeeding day which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date of such payment, and dividends shall accrue and be paid for the period through and including the date of payment.

               (iii) Priority. All shares of the Series B shall rank on a parity with each other and shall be preferred to the Common Stock and, other than the corporation's Series A 8% Convertible Redeemable Preferred Stock (the "Series A"), which shall rank on a parity with the Series B, and except as expressly provided below in this Section (iii), any other class of stock of the corporation, as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the corporation. The corporation shall have the right to create other classes of Preferred Stock which shall rank below the Series B without the consent of the holders of the Series B. The holders of the Series B (together with the holders of Series A) shall be entitled to vote as a separate class on the issuance of any class of equity securities which ranks equal to or senior to the Series A and Series B; provided, however, that should the corporation issue and sell prior to October 30, 1998 at least 700 shares of Series B and, at any time thereafter through October 30, 1998, subject to the terms of the Series A and the right of the corporation and its placement agent to extend such date by up to an additional thirty (30) days, the corporation and its placement agent agree in writing to sell equity securities for an aggregate sale price equal to or less than the difference between $2.75 million and the aggregate purchase price for the number of shares of Series B sold, with different terms than the Series B (the "Other Securities"), the corporation shall have the right, without the approval of the holders of the Series B, to sell the Other Securities and to have such Other Securities rank equal in priority to the Series B.

               (iv) Voluntary Conversion Rights.

                    (a) Voluntary Conversion. Each holder of Series B shall have the right, at any time and from time to time, at the holder's option, to convert all or any portion of such holder's shares of Series B into fully paid and non-assessable (except as otherwise provided by the Wisconsin Business Corporation Law) shares of Common Stock at the Conversion Price in effect at the time of conversion, each share of the Series B being taken at $1,000 per share for the purposes of such conversion. The initial Conversion Price is $3.00 per share of Common Stock (the "Initial Conversion Price"). Notwithstanding anything to the contrary contained in the terms of the Series B, in the event that the average closing price for the corporation's Common Stock on the highest five (5) out of the last ten (10) trading days of the calendar month of January 1999 is not $5.25 per share of Common Stock or greater, then effective January 31, 1999, the Initial Conversion Price shall automatically be reduced to the lowest closing bid price within thirty (30) days after the date that the last sale of the Series B occurs, but in no event less than $2.00 per share of Common Stock. In no event shall the Initial Conversion Price be increased as a result of the foregoing. The Initial Conversion Price shall be further adjusted as provided for below in Section (vi) (the Initial Conversion Price and the Initial Conversion Price as thereafter then adjusted shall be referred to as the "Conversion Price"). Upon each adjustment of the Conversion Price, the holders of the Series B shall thereafter be entitled to receive upon conversion, at the Conversion Price, the number of shares of Common Stock obtained by multiplying $1,000 times the number of shares of Series B being converted and dividing such product by the Conversion Price.

                    (b) Method of Conversion. In order to convert shares of the Series B into Common Stock, the holder thereof shall surrender the certificates representing the Series B to be converted, duly endorsed in blank, at the principal office of the corporation or its transfer agent, if any, or at such other office or offices, located in the United States as the Board of Directors may designate by written notice to all holders of Series B shares, and give written notice to the corporation at said office that the holder elects to convert said shares of Series B. Shares of the Series B shall be deemed to have been converted as of the date (hereinafter called the "Conversion Date") of receipt by the corporation of the surrendered shares of Series B for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. As soon as practicable on or after the Conversion Date but in no event more than five (5) business days thereafter, the corporation will deliver by Federal Express or other nationally recognized overnight delivery service to the address of the holder who submitted the Series B for conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same and a check representing all accrued and unpaid dividends on the Series B so converted through the Conversion Date.

               (v) Forced Conversion. The corporation shall have the right to force conversion of all, but not less than all, of the Series B into shares of Common Stock; provided, however, that on the day that notice of forced conversion is given (the "Forced Conversion Notice Date") and on the Forced Conversion Date (as defined below) the following conditions are satisfied: (a) the Common Stock issued and/or issuable upon conversion of the Series B has been registered for resale pursuant to the Securities Act of 1933, as amended (the "Act"), and such registration is then currently effective; and (b) the average of the closing bid price of the Common Stock as listed on the National Association of Securities Dealers Automated Quotation System, the New York Stock Exchange, the American Stock Exchange or wherever the Common Stock then trades (hereinafter, the "Market"), is at least 175% of the Conversion Price for twenty (20) trading days within any thirty (30) consecutive trading day period ending no more than ten (10) days prior to the Forced Conversion Notice Date. Any notice of forced conversion must be given to all holders no less than thirty (30) days nor more than forty-five (45) days prior to the date set forth for conversion (the "Forced Conversion Date"). On the Forced Conversion Date, the corporation shall pay to all registered holders of the Series B all accrued and unpaid dividends through and including the Forced Conversion Date. In the event that the Board of Directors of the corporation approves a transaction whereby the holders of the Common Stock would be paid a per share price equal to or in excess of 175% of the Conversion Price (the "Sale Event") and on the Forced Conversion Notice Date and on the Forced Conversion Date the condition set forth in Section (v)(a) above has been satisfied, the corporation can require all holders of the Series B to convert their shares of Series B into shares of Common Stock immediately prior to the closing of the Sale Event. Notwithstanding anything to the contrary, holders of Series B shall not have the right to vote together with the holders of Common Stock, or as a separate class, on whether to approve the Sale Event (although a holder of Series B that voluntarily converts shares of Series B into Common Stock prior to the record date for the shareholders' meeting to vote on the Sale Event would be entitled to vote such shares of Common Stock) during the 150-day period following the Forced Conversion Notice Date because it shall be deemed for all purposes relating to the approval of the Sale Event, including for purposes of the Wisconsin Business Corporation Law, that the Series B is no longer outstanding during such period and that the only rights of the Series B shall be to receive shares of Common Stock upon consummation of the forced conversion. In the event that the foregoing sentence is determined not to eliminate the voting rights of the Series B (either class voting rights or the right to vote with the Common Stock) with respect to a Sale Event, the holders of the Series B shall be deemed to have granted the President and the Secretary of the corporation (and each of them individually) an irrevocable proxy for such 150-day period to vote the Series B held by each such holder for the approval of the Sale Event. In the event that the Sale Event would result in the holders of the Series B receiving securities, it is a condition to the corporation's right to force conversion resulting from a Sale Event that the securities to be received by the holders of the Series B are registered under the Act and are freely transferable.

               (vi) Adjustments to Conversion Price. The Conversion Price shall be adjusted as follows:

                    (a) Amendment to the Restated Articles of Incorporation. In the case of any amendment to the Restated Articles of Incorporation of the corporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or to provide for a division of the Common Stock, the Series B shall be adjusted so as to provide that upon conversion thereof the holder shall receive, in lieu of shares of Common Stock theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by such holder issuable upon such conversion had the conversion occurred immediately prior to such designation, change or division. The Series B shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section (vi). The provisions of this Section
(vi)(a) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                    (b) Stock Splits; Stock Dividends. If the corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                    (c) Issuance of Additional Securities. In case the corporation shall, through either a private placement or a public offering (but other than pursuant to options granted under the corporation's directors' and employee stock option and stock purchase plans or shares or options issued in an acquisition or shares issuable pursuant to the exercise of warrants outstanding on October 22, 1998), issues shares of Common Stock, or options to purchase Common Stock or rights to subscribe for Common Stock or securities convertible into or exchangeable for Common Stock at a price (such consideration, if other than cash, as determined by the Board of Directors) less than the then Market Price on the date of sale, the Conversion Price then in effect shall automatically be reduced by multiplying the then Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, sale or distribution plus the number of shares of Common Stock which the aggregate consideration received or to be received by the corporation for such issuance, sale or distribution would purchase at the Market Price per share, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such issuance, sale or distribution. The term "Market Price" shall mean the average closing bid price on the Market for the ten (10) consecutive trading days immediately prior to the date in question. Notwithstanding the foregoing, in no event shall the Conversion Price ever be increased as a result of this Section (vi)(c).

                    (d) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the corporation, or any consolidation or merger of the corporation with another corporation or other entity, or the sale of all or substantially all of the corporation's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section (vi)(d)), lawful and adequate provisions shall be made whereby the holders of Series B shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series B had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and the number of shares of Common Stock receivable upon the conversion of Series B) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof (including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger; provided, however, that the Conversion Price shall not be reduced under this Section (vi)(d) by more than thirty (30%) percent). Subject to the terms of the Series B, in the event of a merger or consolidation of the corporation with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to holders of Common Stock is greater or lesser than the number of shares of Common Stock of the corporation outstanding immediately prior to such merger or consolidation, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation or other entity (if other than the corporation) resulting from such consolidation or merger or the corporation or other entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holders, the obligation to deliver to such holders such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive or otherwise acquire. If a purchase tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock, the corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of Series B shall have been given a reasonable opportunity to then elect to receive upon the conversion of Series B, the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock of the corporation in accordance with such offer.

                    (e) Change of Control. In case the corporation shall, at any time prior to conversion of the shares of Series B, consolidate or merge with any other corporation or other entity (where the corporation is not the surviving entity) or transfer all or substantially all of its assets to any other corporation or other entity, then the corporation shall, as a condition precedent to such transaction, cause effective provision to be made so that the holders of the Series B upon the conversion of the Series B after the effective date of such transaction shall be entitled to receive the kind and amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by a holder of the number of shares of Common Stock as to which each share of Series B was convertible immediately prior to such transaction (without giving effect to any restriction upon such conversion); and, in any such case, appropriate provision shall be made with respect to the rights and interest of the holders of Series B to the end that the provisions of the Series B shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon conversion of the Series B. Upon the occurrence of any event described in this Section (vi)(e), the holders of the Series B shall have the right to (i) convert into shares of Common Stock immediately prior to such event at a Conversion Price equal to the lesser of (1) the then Conversion Price or
(2) the price per share of Common Stock paid in such event; provided, however, that the Conversion Price shall not be reduced under this Section (vi)(e)(i)(2) by more than thirty (30%) percent, or (ii) retain ownership of the shares of Series B, in which event, appropriate provisions shall be made so that the shares of Series B shall be convertible at the holder's option into shares of stock, securities or other equity ownership of the surviving or acquiring entity.

                    (f) Record of Conversion Price. Whenever the shares of Common Stock or other types of securities or assets receivable upon conversion of the Series B shall be adjusted as provided in this Section (vi), the corporation shall forthwith obtain and file with its corporate records a certificate or letter from a firm of independent public accountants of recognized standing setting forth the computation and the adjusted number of shares of Common Stock or other securities or assets resulting from such adjustments, and a copy of such certificate or letter shall be mailed to the holders of the Series B. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by any holders of the Series B on any day during normal business hours.

                    (g) Notice. In case:

                            i the corporation shall declare a dividend (or any other distribution) on its Common Stock payable in Common Stock; or

                           ii           the corporation shall declare a dividend
                                        (or  any  other   distribution)  on  its
                                        Common Stock payable in cash; or

                           iii any reclassification of Common Stock or any consolidation, merger, conveyance of the property of the corporation as an entirety, or substantially as an entirety, dissolution, liquidation or winding up shall be effected by the corporation;


then the corporation shall mail, or cause to be mailed by the corporation's transfer agent, if any, for the Series B to the holders of record of the outstanding shares of the Series B, at least thirty (30) days, but not more than sixty (60) days, prior to the applicable record date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or right are to be determined, or (B) the date on which such reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange the certificates representing their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up.

                 (vii) Reservation of Shares of Common Stock.

                    (a) Reservation of Shares. The corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of the Series B, the full number of shares of Common Stock then deliverable upon the conversion of all shares of the Series B then outstanding. If shares of the Common Stock of the corporation are listed on any securities exchange, the corporation shall make application for the listing thereon, on notice of issuance, of the shares of Common Stock deliverable upon the conversion of the outstanding shares of the Series B and shall use its best efforts to effect such listing.

                    (b) Fractional Shares. No fractional shares of Common Stock are to be issued upon conversion. The corporation shall pay a cash adjustment in respect to any fraction of a share which would otherwise be issuable, in an amount equal to the fair market value of the Common Stock which shall be the same fraction of the closing bid price per share at which the Common Stock was sold on the Market prior to the opening of business on the Conversion Date, or if no sale of such stock takes place on such day on the Market, the average of the closing bid and asked prices on such day as officially quoted on the Market. If the Common Stock is not then publicly traded, fair market value shall be determined in good faith by the corporation's Board of Directors.

                    (c) Transfer Taxes. The corporation will pay any and all transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of the Series B pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the Series B so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

                    (d) Common Stock. For the purpose of this Section (vii), the term "Common Stock" shall include any stock of any class of the corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, and which is not subject to redemption by the corporation. Shares of Common Stock shall be only such shares which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation and which are not subject to redemption by the corporation.

                    (e) Status of Common Stock. All Common Stock that may be issued upon conversion of the Series B will, upon issuance, be duly issued, fully paid and non-assessable (except as otherwise provided by the Wisconsin Business Corporation Law) and free from all taxes, liens and charges with respect to the issuance thereof (except to the extent resulting from the holder's own circumstances, actions or omissions).

               (vii) Voting.

                    (a) Voting. The holders of the Series B shall be entitled to vote, on all matters in which holders of Common Stock are entitled to vote, voting together with the Common Stock and the Series A and Other Securities, if any, without regard to class. The holders of the Series B shall have the number of votes that they would have had assuming conversion of the Series B into Common Stock as of the record date for the meeting of the holders of Common Stock with fractional shares being disregarded. The holders of the Series B shall be entitled to receive all communications sent by the corporation to the holders of Common Stock. Except as provided in Section (viii)(c) below or by the Wisconsin Business Corporation Law, holders of shares of the Series B shall not be entitled to vote as a separate class.

                    (b) No Cumulative Voting. The holders of shares of the Series B shall not have the right of cumulative voting in an election of directors.

                    (c) Voting as a Separate Class. The corporation shall not, without the consent (given by vote at a meeting called for that purpose or by written consent) of the holders of a majority of the shares of the Series B, the Series A and Other Securities, if any, then outstanding, voting together as a separate class:

                              (i) create, authorize or issue any stock or other equity security ranking equal to or senior to the Series B, the Series A and the Other Securities as to dividends or distributions, or any obligation or security convertible into shares of any such senior stock; or

                              (ii) amend, alter, change, or repeal any of the express terms of the Series B, the Series A or the Other Securities.

                (iv) Redemption.

                    (a) Redemption. Commencing three (3) years following the last issuance of the shares of Series B, the corporation may redeem the Series B in whole at any time at the option of the corporation by resolution of its Board of Directors, at a redemption price of $1,000 per share, plus accrued and unpaid dividends, if any, to the date fixed for redemption.

                    (b) Notice of Redemption. Notice of redemption of the shares of the Series B shall be given by certified mail, return receipt requested, postage prepaid, not less than thirty (30) nor more than forty-five (45) days prior to the date fixed for redemption, to each holder of the Series B, at each holder's last address appearing on the books of the corporation; but no failure to receive such a notice by any holder, so long as mailed in accordance with the provisions herein, shall affect the validity of the proceedings for the redemption of any shares of the Series B so to be redeemed. Each notice of redemption of shares of the Series B shall state:

                          i       the redemption date,

                          ii      the redemption price,

                          iii     the Conversion Price on the date of the
                                  notice,

                          iv that on the redemption date the redemption price will become due and payable upon each share of the Series B to be redeemed and the right to convert each such share shall cease as of the close of business on the redemption date, unless default shall be made in the payment of the redemption price, and

                           v the place or places where certificates for such shares of the Series B to be redeemed are to be surrendered for
                                  conversion   or  for   payment   of  the
                                  redemption price.

                    (c) Conversion Prior to the Redemption. At any time prior to the redemption date, each holder of the Series B shall be entitled to convert all or any portion of such holder's Series B into Common Stock based on the Conversion Price.

                    (d) Rights Following Redemption. If notice of redemption shall have been duly given as provided in Section (ix)(b), and if, on the redemption date, funds necessary for such redemption have been deposited in trust with a bank or trust company, or have been set aside, in trust, by the corporation, for the purpose of redeeming shares of the Series B, the shares of the Series B called for redemption shall, as of the close of business on the redemption date, no longer be transferable on the books of the corporation and shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares so called for redemption shall terminate, except only the right of the holders thereof to receive the redemption price, without interest thereon, upon surrender of the certificates for such shares.

(e) Cancellation of Shares. Shares of the Series B redeemed pursuant to this Section (ix) or otherwise reacquired by the corporation shall be deemed cancelled and thereafter shall constitute authorized and unissued shares of Preferred Stock, undesignated as to series, subject to reissuance by the corporation as shares of any series of Preferred Stock.

               (x)     Liquidation.

                    (a) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation (hereinafter collectively called "liquidation"), before any amount shall be paid to or set aside for, or any assets shall be distributed among, the holders of shares of Common Stock or of any other equity security of the corporation other than the Series A and the Other Securities, each holder of a share of the Series B shall be entitled to receive out of the assets of the corporation or the proceeds thereof, a preferential payment in an amount equal to $1,000 per share, plus the amount of accrued and unpaid dividends on such share, if any, and no more.

                    (b) Proportional Rights. In the event the amount available for distribution as liquidation preference payments to holders of the Series B and any other stock ranking on a parity therewith (including the Series A and the Other Securities, if any) is insufficient to pay the full amount of their respective preferences, such amount shall be divided among and paid to such holders ratably in proportion to the respective amounts which would be payable to such holders if their respective liquidation preferences were to be paid in full.

                    (c) Insufficient Funds. In the event any liquidation preference payment to be made on the shares of the Series B shall amount in the aggregate to less than $1,000 per share plus accrued and unpaid dividends, the corporation in its discretion may require the surrender of certificates for shares of the Series B and issue a replacement certificate or certificates, or it may require the certificates evidencing the shares in respect of which such payments are to be made to be presented to the corporation, or its agent, for notation thereon of the amounts of the liquidation preference payments made in respect of such shares. In the event a certificate for shares of the Series B on which payment of one or more partial liquidation preferences has been made is presented for exchange or transfer, such new certificate shall bear an appropriate notation as to the aggregate amount of liquidation preference payments theretofore made in respect thereof.

                    (d) Merger or Sale. Neither the consolidation or merger of the corporation with or into any other corporation or other entity, nor the sale or transfer by the corporation of all or any part of its assets, shall be deemed to be a liquidation of the corporation for the purposes of this Section (x).

               (xi)     Replacement Certificates.

                    (a) Mutilated Certificate. If any mutilated certificate of Series B is surrendered to the corporation, the corporation shall execute and deliver in exchange therefor a new certificate for Series B of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                    (b) Destroyed, Lost or Stolen Certificate. If there is delivered to the corporation (i) evidence to its reasonable satisfaction of the destruction, loss or theft of any certificate of Series B and (ii) such reasonable security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the corporation that such certificate of Series B has been acquired by a bona fide purchaser, the corporation shall execute and deliver in lieu of any such destroyed, lost or stolen certificate of Series B, a new certificate of Series B of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                    (c) Status of New Certificate. Upon the issuance of any new certificate of Series B under this Section (xi), the corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Every new certificate of Series B issued pursuant to this Section (xi), in lieu of any destroyed, lost or stolen certificate of Series B, shall constitute an original additional contractual obligation of the corporation, whether or not the destroyed, lost or stolen certificate of Series B shall be at any time enforceable by anyone. Any new certificate for Series B delivered pursuant to this Section (xi), shall be so dated that neither gain nor loss in interest shall result from such exchange. The provisions of this Section (xi) are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen certificates of Series B.

           B.  Common Stock.

          (1) Dividends. Subject to the provisions of this Article 4, the Board of Directors of the corporation may, in its sole discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock.

          (2) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of Preferred Stock the full preferential amounts, if any, to which they are entitled, the holders of outstanding shares of Common Stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets of the corporation available for distribution.

          (3) Voting  Rights.  Except as  otherwise  provided  by the  Wisconsin
Business Corporation Law, and except as may be determined by the Board of Directors with respect to Preferred Stock pursuant to Section A of this Article 4, only the holders of Common Stock shall be entitled to vote for the election of directors of the corporation and for all other corporate purposes. Upon any such vote the holders of Common Stock shall, except as otherwise provided by law, be entitled to one vote for each share of Common Stock held by them respectively.

                                   ARTICLE 5

          A. General Powers, Number, Classification and Tenure of Directors. The general powers, number, classification and tenure of the directors of the corporation shall be as set forth in Section 3.01 of Article III of the By-laws of the corporation (and as such Section shall exist from time to time). Such
Section 3.01 of the By-laws, or any provision thereof, may only be amended, altered, changed or repealed by the affirmative vote of shareholders holding at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of all classes of capital stock of the corporation generally possessing voting rights in the election of directors, considered for this purpose as a single class; provided, however, that the Board of Directors, by resolution adopted by the Requisite Vote (as hereinafter defined), may amend, alter, change or repeal Section 3.01 of the By-laws, or any provision thereof, without a vote of the shareholders. As used herein, the term "Requisite Vote" shall mean the affirmative vote of at least two-thirds of the directors then in office plus one director.

          B. Removal of Directors. Any director may be removed from office with or without cause, but only by the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of stock of the voting group of shareholders that elected the director to be removed; provided, however, that if the Board of Directors by resolution adopted by the Requisite Vote shall have recommended removal of a director, then the shareholders may remove such director from office with or without cause by a majority vote of such outstanding shares.

          C. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by the removal of a director or an increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum of the Board of Directors; provided, however, that if the vacant office was held by a director elected by a voting group of shareholders, only the remaining directors elected by that voting group shall fill the vacancy. For purposes of this Article 5, a director elected by directors to fill a vacant office pursuant to this Section C shall be deemed to be a director elected by the same voting group of shareholders that elected the director(s) who voted to fill the vacancy. Any director elected pursuant to this Section C shall serve until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified.

          D. Amendments.

          (1) Notwithstanding any other provision of these Restated Articles of Incorporation, the provisions of this Article 5 may be amended, altered, changed or repealed only by the affirmative vote of shareholders holding at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of all classes of capital stock of the corporation generally possessing voting rights in the election of directors, considered for this purpose as a single class.

          2. Notwithstanding the foregoing and any provisions in the By-laws of the corporation, whenever the holders of any one or more series of Preferred Stock issued by the corporation pursuant to Article 4 hereof shall have the right, voting separately as a class or by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of the series of Preferred Stock applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by the terms of the applicable series.

                                   ARTICLE 6

          The address of the registered office of the corporation shall be 12000 West Park Place, Milwaukee, Wisconsin 53224.

                                   ARTICLE 7

          The name of the registered agent of the corporation at such address shall be Michael D. Dunham.

                                   ARTICLE 8

          No holder of shares of any class of capital stock of the corporation shall have a preemptive right to acquire unissued shares or securities convertible into unissued shares or conveying a right to subscribe for or acquire shares, unless otherwise determined by the Board of Directors.

                                   ARTICLE 9

          These Restated Articles of Incorporation may be amended solely as authorized herein and by law at the time of amendment.